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                             Verizon Northwest Inc.

                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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                                                              Six Months Ended
(Dollars in Millions)                                          June 30, 2002
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
Income before provision for income taxes                             $146.5
Equity in income from affiliate                                         (.1)
Interest expense                                                       21.8
Portion of rent expense representing interest                           8.2
Amortization of capitalized interest                                     .3
                                                              ------------------

Earnings, as adjusted                                                $176.7
                                                              ==================

Fixed charges:
Interest expense                                                     $ 21.8
Portion of rent expense representing interest                           8.2
Capitalized interest                                                     .7
                                                              ------------------

Fixed Charges                                                        $ 30.7
                                                              ==================

Ratio of Earnings to Fixed Charges                                     5.76
                                                              ==================
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